Exhibit 21.1
Schedule of Subsidiaries of FTI Consulting, Inc.

Legal Name	Jurisdiction
Compass Lexecon (Belgium) SRL [fka Compass Lexecon (Belgium) SPRL]	Belgium
Compass Lexecon Economic Consulting (Beijing) Co., Ltd.	China
Compass Lexecon LLC [fka Lexecon, LLC] [fka LI Acquisition Company, LLC]	Maryland
Compass Lexecon SRL [fka FTI Consulting S.A.]	Argentina
Compass Lexecon Portugal, Unipessoal Lda	Portugal
Compass Lexecon Spain, S.L.U.	Spain
FD MWA Holdings Inc.	Delaware
Ferrier Hodgson Management Services Inc.	Philippines
FH Asset Management Corp.	Philippines
FH Corporate Services Inc.	Philippines
FTI (China) Limited [fka Thompson Market Services Limited]	Hong Kong
FTI Capital Advisors - Canada ULC [fka FTI Consulting (Canada) Capital Advisors ULC]	Canada
FTI Capital Advisors (Australia) Pty Ltd	Australia, New South Wales
FTI Capital Advisors (DIFC) Limited	UAE
FTI Capital Advisors (Hong Kong) Limited [fka FTI Consulting Capital Advisors (Hong Kong) Limited] [fka FTI Consulting (Hong Kong) Services Four Limited] [fka Sun Easy Investment Limited]	Hong Kong
FTI Capital Advisors Brasil LTDA	Brazil
FTI Capital Advisors, LLC [fka FTI Merger & Acquisition Advisors, LLC]	Maryland
FTI Capital Management (Cayman) Limited	Cayman Islands
FTI Capital Management LLC	Maryland
FTI Cayman Group Holdings Limited	Cayman Islands
FTI Consulting - FD Australia Holdings Pty Ltd [fka FD Australia Holdings Pty Ltd]	Australia, Victoria
FTI Consulting – Qatar LLC [fka Dispute Resolution Consulting LLC]	Qatar
FTI Consulting (Asia) Ltd [fka International Risk Limited]	Hong Kong
FTI Consulting (Australia) Pty Ltd	Australia
FTI Consulting (BVI) Limited [fka FTI Forensic Accounting Limited] [fka Forensic Accounting Limited]	British Virgin Islands
FTI Consulting (Cayman) Ltd	Cayman Islands
FTI Consulting (China) Ltd. Fka Thompson Market Services (Shanghai) Co. Ltd	China
FTI Consulting (DIFC) Limited	United Arab Emirates

FTI Consulting (Government Affairs) LLC	New York
FTI Consulting (Hong Kong) Limited	Hong Kong
FTI Consulting (Hong Kong) Services One Limited [fka Chater Secretaries Limited]	Hong Kong
FTI Consulting (Hong Kong) Services Two Limited [fka Lansdowne Nominees Limited]	Hong Kong
FTI Consulting (ME) Limited	United Arab Emirates
FTI Consulting (Netherlands) B.V. [fka Bold Capital Management B.V.]	Netherlands
FTI Consulting (Perth) Pty Ltd [fka FD PTY LIMITED] [fka FD Third Person Perth Pty Limited] [fka Kudos Consultants Pty Limited]	Australia
FTI Consulting (SC) Inc. [fka FD U.S. Communications, Inc.]	New York
FTI Consulting (Singapore) PTE. LTD. [fka FS Asia Advisory Pte. LTD.]	Singapore
FTI Consulting (Strategic Communications) S.A.S. [fka Financial Dynamics S.A.S.]	France
FTI Consulting (Sydney) Pty Ltd
[fka FD (Sydney) PTY LTD]
[fka FD Third Person Pty Limited]
[fka Third Person Communications Pty Limited]
[fka Kelly Gold Partners Pty Ltd]
[fka Thornton Kelly Gold Communications Pty Ltd]	Australia, New South Wales
FTI Consulting Acuity LLC	Maryland
FTI Consulting Australia Nominees Pty Ltd	Australia
FTI Consulting B.V. [fka Irharo B.V.]	Netherlands
FTI Consulting Beirut Limited SAL Offshore (Sole Shareholder)	Lebanon
FTI Consulting Belgium SRL [fka FTI Consulting Belgium SA] [fka Blueprint Partners SA]	Belgium
FTI Consulting Canada Inc. [fka Watson, Edgar, Bishop, Meakin & Aquirre Inc.]	British Columbia, Canada
FTI Consulting Canada ULC	British Columbia, Canada
FTI Consulting Capital Advisors (Singapore) Pte Ltd.	Singapore
FTI Consulting Corporate Services (Cayman) Limited [fka FTI Consulting Directors (Cayman) Limited]	Cayman Islands
FTI Consulting Denmark ApS	Denmark
FTI Consulting Deutschland GmbH	Germany
FTI Consulting Deutschland Group Holdings GmbH [fka Blitz F19-527 GmbH]	Germany
FTI Consulting Deutschland Holding GmbH [fka Maia Neunundzwanzigste Vermögensverwaltungs-GmbH]	Germany
FTI Consulting Doha LLC	Qatar
FTI Consulting Finland Limited	England and Wales
FTI Consulting for Business Services [fka Delta Partners LLC]	Saudi Arabia

FTI Consulting Global Holdings Limited	England and Wales
FTI Consulting Global LLC	Delaware
FTI Consulting Group (BVI) Limited	British Virgin Islands
FTI Consulting Group Holdings, Inc.	District of Columbia
FTI Consulting Group Limited [fka Financial Dynamics Ltd.]	England and Wales
FTI Consulting Gulf Limited [FD Gulf Limited] [fka FD Dubai Limited]	England and Wales
FTI Consulting Holdings (Netherlands) B.V. [fka Bold Capital Holding B.V.]	Netherlands
FTI Consulting Holdings, Inc.	Delaware
FTI Consulting India Private Limited [fka FD Communications India Private Limited]	India
FTI Consulting International Limited	British Virgin Islands
FTI Consulting Investment Management (Netherlands) B.V. [fka Bold Investment Management B.V.]	Netherlands
FTI Consulting Italy S.R. L.	Italy
FTI Consulting LLC	Maryland
FTI Consulting LLP [fka FTI Consulting Management LLP]	England and Wales
FTI Consulting Malaysia SDN. BHD.	Malaysia
FTI Consulting Management Limited [fka FTI Consulting Limited] [fka Carmill Limited]	England and Wales
FTI Consulting Management Ltd [fka FTI Consulting (Asia) Limited] [fka Baker Tilly Hong Kong Business Recovery Ltd] [fka Baker Tilly Purserblade Asia Limited] [fka Purserblade Asia Limited]	Hong Kong
FTI Consulting Management Services Limited	British Virgin Islands
FTI Consulting Management Solutions Limited [fka Distinct Intelligence Limited]	Ireland
FTI Consulting Media Center FZ-LLC	UAE
FTI Consulting Mexico, S.C. [fka FTI Consulting Mexico S DE RL DE CV] [fka FDFTI Mexico S DE RL DE CV]	Mexico
FTI Consulting Pte Ltd. [fka International Risk (Singapore) Pte Ltd.]	Singapore
FTI Consulting Realty LLC	New York
FTI Consulting Realty, Inc.	California
FTI Consulting Regional Headquarter Company	Saudi Arabia
FTI Consulting S.A.S. [fka FTI Consulting (SC) Ltda.] [fka FD Gravitas Ltda.] [fka Gravitas Comunicaciones Estrategicos Limitada]	Colombia
FTI Consulting SC GmbH [fka Financial Dynamics GmbH] [fka A & B Financial Dynamics gmbh]	Germany

FTI Consulting Services (Israel) Ltd	Israel
FTI Consulting Solutions Limited [fka Brewer Consulting Limited]	England And Wales
FTI Consulting South Africa (Pty) Ltd [fka FD Media and Investor Relations Pty Ltd] [fka Beachhead Media and Investor Relations (Proprietary) Limited]	S. Africa
FTI Consulting Spain, S.L.U.	Spain
FTI Consulting Support Optimisation (Netherlands) B.V. [fka Bold Support Optimisation B.V.]	Netherlands
FTI Consulting Sweden AB	Sweden
FTI Consulting Switzerland GmbH	Switzerland
FTI Consulting Technology (Sydney) Pty Ltd [fka FTI Ringtail (AUST) PTY LTD] [fka FTI Australia Pty Ltd.]	Australia
FTI Consulting Technology LLC [fka FTI Technology LLC ] [fka FTI Repository Services, LLC ]	Maryland
FTI Consulting Technology Software Corp [fka Attenex Corporation]	Washington
FTI Consulting Trade Advisory, LLC [fka FTI Consulting Platt Sparks LLC]	Texas
FTI Consulting UK1 Holdings Limited	England and Wales
FTI Consulting UK2 Holdings Limited	England and Wales
FTI Consulting UK3 Holdings Limited	England and Wales
FTI Consultoria Ltda. [fka FTI Holder Consultoria LTDA] [fka FTI Holder Consultoria S.A.]* [fka Arbok Holdings S.A.]	Brazil
FTI Director Services Limited [fka FS Director Services Limited]	British Virgin Islands
FTI Director Services Number 2 Limited [fka FS Director Services Number 2 Limited]	British Virgin Islands
FTI Director Services Number 3 Limited [fka FS Director Services Number 3 Limited]	British Virgin Islands
FTI Financial Services Limited [fka Hoodwell Limited]	UK
FTI France SAS [fka FTI France SARL]	Paris, France
FTI Hosting LLC	Maryland
FTI International LLC [fka FTI FD LLC]	Maryland
FTI Investigations, LLC	Maryland
FTI UK Holdings Limited	England and Wales
FTI, LLC	Maryland
FTI-Andersch AG	Germany
FTI-Andersch Management GmbH [fka FTI-Andersch digital GmbH] [fka Andersch digital GmbH]	Germany
IRL (Holdings) Limited	British Virgin Islands

PT. FTI Consulting Indonesia	Indonesia
Sports Analytics LLC	Maryland
The Lost City Estates S.A.	Panama
Value Realisation GP LTD	Cayman Islands